EXCHANGE AGREEMENT

by and between

FANATIC FANS, INC.

and

WCS ENTERPRISES, LLC.

and

Wayne A. Zallen
David Tobias
Carl Sanko

Dated as of June 30, 2014

EXCHANGE AGREEMENT dated as of June 30, 2014 (this “Agreement”) between Fanatic Fans, Inc., a Nevada corporation (“Company”), WCS Enterprises, LLC, an Oregon limited liability company (“WCS”) and Wayne A. Zallen, David Tobias and Carl Sanko (the “Zallen Parties”).

BACKGROUND

The Zallen Parties own 100% of the ownership interest of WCS.

WCS is the owner of assets and business plans and business processes described on Exhibit A attached hereto and incorporated herein by this reference.

The Company desires to acquire and the Zallen Parties desire to sell 100% of the ownership interest of WCS (“WCS Ownership”) in exchange for 20,410,000 shares of common stock of the Company (the “Shares”), all pursuant to the terms and conditions of this Agreement.

In consideration of the background information set forth above and incorporated herein, the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

EXCHANGE

Section 1.1 Exchange. Upon the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to the Zallen Parties, the Shares, and in exchange the Zallen Parties shall transfer to the Company the WCS Ownership.

Section 1.2 Exchange Closing.

(a) The Company will deliver certificates representing the Shares and registered in the names of the Zallen Parties as set forth on Exhibit B attached hereto, and the Zallen Parties will deliver documentation representing the WCS Ownership and registered in the name of the Company (“Exchange Closing”). The time and date of such deliveries shall be deemed to be made 11:59 p.m., Pacific Daylight Time on June 30, 2014 (the “Exchange Closing Date and Time”).

(b) The documents to be delivered in connection with the Exchange Closing by the Company pursuant to this Article II and any additional documents to be delivered by the Company pursuant to Section 6.1, will be scanned and emailed prior to the Exchange Closing Date and Time to wildwaynez@gmail.com.  The originals of the documents shall be delivered to the offices of WCS at 2944 Delta Waters Road, Medford, Oregon 97504 within 10 business days after the Exchange Closing Date and Time.

(c) The documents to be delivered in connection with the Exchange Closing by the Zallen Parties pursuant to this Article II and any additional documents to be delivered by the Zallen Parties pursuant to Section 6.1, will be scanned and emailed prior to the Exchange Closing Date and Time to gwholmes1234@yahoo.com.  The originals of the documents shall be delivered to Mr. Jeff Holmes at P.O. Box 11207, Zephyr Cove, Nevada 89448 within 10 business days after the Exchange Closing Date and Time.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Zallen Parties as of the date hereof that:

Section 2.1 Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

Section 2.2 Capitalization. The authorized capital stock of Company consists of 45,000,000 shares of Company Common Stock of which, as of June 30, 2014 (the “Company Capitalization Date”) no more than 20,025,710 shares were issued and outstanding, and 5,000,000 shares of preferred stock are authorized of which, as of the Company Capitalization Date, no shares were issued and outstanding.  As of the Company Capitalization Date, there were outstanding warrants, options or other derivative securities for the purchase of 3,705,636 shared of Company Common Stock. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

Section 2.3 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Company, and this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with their terms.

Section 2.4. Board Approvals. The transactions contemplated by this Agreement, including without limitation the issuance of the Shares and the compliance with the terms of this Agreement, have been unanimously adopted, approved and declared advisable by the Board of Directors of the Company.

Section 2.5 Valid Issuance of Shares. The Shares have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor, the Shares will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be issued in violation of preemptive rights. The voting rights provided for in the terms of the Shares are validly authorized and shall not be subject to restriction or limitation in any respect.

Section 2.6 Non-Contravention. The execution, delivery and performance of this Agreement, and the consummation by the Company of the transactions contemplated hereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the Articles of Incorporation or Bylaws of the Company.

Section 2.7 Purchase for Own Account. The Company is acquiring the WCS Ownership for its own account and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder (the “Securities Act”).

Section 2.8 Private Placement. The Company understands that the WCS Ownership has not been registered under the Securities Act or any state securities laws, by reason of the fact that the ownership is not a security as defined in the Securities Act of 1933 and applicable state blue sky laws or was issued pursuant to an exception from registration in such laws.

Section 2.9 Documentation.  All documentation and information delivered to WCS or the Zallen Parties regarding the Company is true and accurate in all material respects.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF WCS AND ZALLEN PARTIES

WCS and the Zallen Parties represent and warrant to the Company as of the date hereof that:

Section 3.1 Existence and Power. WCS is duly organized and validly existing under the laws of the state of Oregon and has all requisite power and authority to enter into and perform its obligations under this Agreement.

Section 3.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of WCS, and this Agreement is a valid and binding obligation of WCS and the Zallen Parties, enforceable against it in accordance with its terms.

Section 3.3 Valid Issuance. The WCS Ownership has been duly authorized by all necessary business action.  The WCS Ownership represents 100% of the ownership interest in WCS in all respects, including without limitation all profit interest, loss interest, and liquidation rights.  The WCS Ownership is not subject to any lien, pledge or other encumbrance.

Section 3.4 Non-Contravention. The execution, delivery and performance of this Agreement will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the organizational or governing documents of WCS or other agreement enforceable against WCS or the Zallen Parties.

Section 3.5 Purchase for Own Account. The Zallen Parties are acquiring the Shares for his own account and not with a view to the distribution thereof in violation of the Securities Act.

Section 3.6 Private Placement. The Zallen Parties understand that (i) the Shares have not been registered under the Securities Act or any state securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

Section 3.7 Legend. The certificate representing the Share will bear a legend to the following effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SHARE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Section 3.8 Documentation.  All documentation and information delivered to the Company regarding WCS is true and accurate in all material respects including without limitation Exhibit A attached hereto.

Section 3.9 Financial Statements.  The financial statements showing the assets and liabilities of WCS are true and complete in all material respects.

Section 3.10 Environmental Matters.  To the Knowledge of WCS and the Zallen Parties, the conduct of WCS’s operations and its operation of the Business, have at all times complied in all material respects with all applicable foreign, federal, state and local statutes, laws, ordinances, judgments, decrees, orders, rules, regulations, policies and guidelines relating to pollution, environmental protection, hazardous substances, human health and safety, and related matters (collectively, the “Environmental Legal Requirements”).  Neither WCS nor the Zallen Parties have  received any notice from any governmental authority or any other person of any alleged violation or noncompliance by WCS of any liabilities or potential liabilities of WCS arising under the Environmental Legal Requirements.  For purposes of this Section 3.10, “hazardous substance “ means any substance which is included within the definition of a “hazardous substance,” “pollutant,” “toxic substance,” “toxic waste,” “hazardous waste,” “contaminant,” or other words of similar import in any federal or state environmental law, statute, ordinance, rule or regulation.

Section 3.11 Due on Sale.  The transactions contemplated by this Agreement and the consummation of those transactions will not violate or trigger any due on sale provisions of any mortgage, trust deed, or similar document to which real property owned by WCS is subject.

Section 3.12 No Contract Violation.  The transactions contemplated by this Agreement and the consummation of those transactions will not violate any contract including without limitation any rental contracts, sales contracts or leasing contracts with respect to the tenants or condo owners of real property owned by WCS, nor operate to allow tenants or condo owners of such property to cancel their obligations with WCS.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 Name Change and Increase in Authorized Shares.  Documents have been prepared and filed with the Securities and Exchange Commission for the purpose of initiating the process of changing the name of the Company to Grow Condos,  Inc. and increasing the authorized common shares of the Company to 100,000,000 common shares having a par value of $.001 per share.  The parties agree that they will support this process as necessary until the name change and the increase in authorized shares has been accomplished.

ARTICLE V

CONDITIONS TO EXCHANGE CLOSING

Section 5.1 Conditions to Each Party’s Obligation To Effect the Exchange. The respective obligations of the parties hereunder to effect the Exchange shall be subject to the following condition:

(a)  No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the Exchange shall be in effect.

(b) Representations and Warranties.  All representations and Warranties shall be true and correct as of the Exchange Closing Date and Time.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.2 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the parties to this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.3 Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.  Fees associated with Section 4.1 shall be paid as determined in good faith between the parties.

Section 6.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

Section 6.5 Indemnification.  Each party to this Agreement (the “Indemnifying Party”) will indemnify, defend, protect and hold harmless every other party to  this Agreement (the “Indemnified Party”) together with the Indemnified Party’s affiliates, shareholders, managers, directors, officers, employees, representatives and members for, from and against any and all losses, costs, expenses, claims, damages, actions, suits, proceedings, hearings, investigations, charges, complaints, demands, injunctions, judgments, orders, decrees, rulings, directions, dues, penalties, fines, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, and fees, court costs, reasonable obligations and liabilities, including interest, penalties and reasonable attorneys fees and disbursements (“Damages”), arising out of, based upon or otherwise in respect of any inaccuracy in or breach of any representation or warranty of the Indemnifying Party made in or pursuant to this Agreement.

Section 6.6 Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of Nevada applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Nevada. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.7 Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

Section 6.9 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 6.11 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 6.12 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

Section 6.13 Survival of Representations and Warranties.  The representations and warranties of the parties contained in this Agreement will survive the Exchange Closing until two years after the Exchange Closing Date and Time.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FANATIC FANS, INC.

/s/ Jeff Holmes
__________________________________
By: Jeff Holmes, CEO

WCS ENTERPRISES, LLC

/s/ Wayne A. Zallen
__________________________________
By:  Wayne A. Zallen, Managing Director

WAYNE A. ZALLEN

/s/ Wayne A. Zallen
__________________________________
By:  Wayne A. Zallen, Individual

DAVID TOBIAS

/s/ David Tobias
__________________________________
By:  David Tobias, Individual

CARL SANKO

/s/ Carl Sanko
__________________________________
By:  Carl Sanko, Individual

EXHIBIT  A

WCS Enterprises, LLC is a real estate purchaser, developer and manager of specific use industrial properties providing “Condo” style turn-key aeroponic grow facilities to support Cannabis Farmers. The Company intends to own, lease, sell and manage multi- tenant properties so as to reduce the risk of ownership and reduce costs to the tenants and owners.  The Company is not involved in the growing, distribution or sale of Cannabis.  Like during the gold rush days in California the Company intends to focus on a pick and shovel approach to participate in the exploding Marijuana industry.  The Company intends to finance the purchase or development of properties by offering to investors as sponsor private placements, debt instruments or limited partnerships. The Company believes there is significant investor demand for such opportunities. WCS Enterprises, LLC is out aggressively looking at other possible acquisitions in Oregon, Colorado, Washington, California and Nevada.

WCS Enterprises, LLC believes over the next 5 -10 years there will be tremendous demand for Indoor Aeroponic Grow facilities that specifically meet the needs of the cannabis farmer.  By January 2013 in Colorado the state approved and issued 739 licenses to grow marijuana. (Time Online by Brad Tuttle Jan 08, 2013) There are estimates that in Colorado alone that there is over 2.3 million square feet of indoor warehouse space dedicated to growing marijuana.  The state of Washington is set to come on line selling recreational marijuana in June of 2014 and is expected to have even bigger revenues and higher demand than Colorado.  It is expected that over 1,000 grow sites will be needed to meet demand.  The Company believes providing specialized indoor space with turn-key services to help individuals or businesses become a cannabis farmer will return higher than market leases and sales prices for real estate that is zoned for Cannabis growers.  As public opinion across the country continues to favor the legalization of marijuana and state tax revenues are collected in Colorado and Washington other states will be hard pressed not to follow suit marijuana growers.  WCS Enterprises, LLC is out aggressively looking at other possible acquisitions in Oregon, Colorado, Washington, California and Nevada.

WCS Enterprises, LLC intends to finance the purchase or development of properties by offering to investors as sponsor private placements, debt instruments or limited partnerships. The Company believes there is significant investor demand for such opportunities.   Investors of real property in the Marijuana space can expect income and capital gains through the investment in limited partnerships sponsored by the Company.

WCS Enterprises, LLC is the owner of the real property described as follows:

Parcel Two (2) of Partition Plat No. P-64-2004, recorded October 5, 2004, in Record of Partition Plats of Jackson County, Oregon, and filed as Survey no. 18451, in the Office of the County Surveyor.  The real property or its address is commonly known as 712 W Dutton Rd, Eagle Point, OR 97524. The real property tax identification number is 1-097947-2.

EXHIBIT B

Name of Stock Recipient                                                                                     Number of Shares

Wayne A. Zallen                                                                                                     18,369,000

David Tobias                                                                                                             1,632,800

Carl Sanko                                                                                                                     408,200